Exhibit 99.1

Press Release

Contacts:	MEDIA:	ANALYST:
	Kevin Heine	Andy Clark
	(212) 635-1590	(212) 635-1803

BNY MELLON REPORTS SECOND QUARTER EARNINGS OF $466 MILLION OR $0.39 PER COMMON SHARE

•	INCLUDING THE PREVIOUSLY ANNOUNCED LITIGATION CHARGE OF $0.18

INVESTMENT MANAGEMENT AND PERFORMANCE FEES +7% AND INVESTMENT SERVICES FEES +2%, SEQUENTIALLY

NET LONG-TERM INFLOWS IN ASSETS UNDER MANAGEMENT OF $26 BILLION IN 2Q12

RECORD LEVEL OF ASSETS UNDER CUSTODY/ADMINISTRATION OF $27.1 TRILLION, +2% SEQUENTIALLY

RETURN ON TANGIBLE COMMON EQUITY 15.7%

REPURCHASED 12.2 MILLION COMMON SHARES FOR $286 MILLION IN 2Q12

ESTIMATED BASEL III TIER 1 COMMON EQUITY RATIO 8.7%

NEW YORK, July 18, 2012 — The Bank of New York Mellon Corporation (“BNY Mellon”) (NYSE:BK) today reported second quarter net income applicable to common shareholders of $466 million, or $0.39 per common share including the previously announced litigation charge of $212 million (after-tax) or $0.18 per common share, compared with $735 million, or $0.59 per common share, in the second quarter of 2011 and $619 million, or $0.52 per common share, in the first quarter of 2012.

“We continue to grow investment management and investment services fees reflecting the strength of our business model. We are delivering on our operational excellence initiatives, investing for future growth and positioning our businesses to deliver the full breadth of our global capabilities. Our strengthened capital positions us as a preferred counterparty, and provides us greater flexibility for ongoing investment while continuing to return capital to shareholders,” said Gerald L. Hassell, chairman, president and chief executive officer of BNY Mellon.

“Also in the second quarter, we were able to put significant litigation behind us with no material impact on our capital,” added Mr. Hassell.

Note:	See “Supplemental information – Explanation of Non-GAAP financial measures” on pages 11 through 13 for the calculation of the Non-GAAP measure of the return on tangible common equity. The estimated Basel III Tier 1 common equity ratio at June 30, 2012 is based on the Notices of Proposed Rulemaking and final market risk rule released on June 7, 2012.

Second Quarter Results – Unless otherwise noted, all comments begin with the results of the second quarter of 2012 and are compared to the second quarter of 2011. Sequential growth rates are unannualized. Please refer to the Quarterly Earnings Review for a detailed review of our businesses. Unless otherwise noted, the results for all periods in 2011 include the impact of Shareowner Services.

Total revenue

Reconciliation of total revenue				2Q12 vs.
(dollars in millions)	2Q12	1Q12	2Q11	2Q11	1Q12
Fee and other revenue	$2,826	$2,838	$3,056	(8)%	—%
Income (loss) from consolidated investment management funds	57	43	63
Net interest revenue	734	765	731
Total revenue – GAAP	$3,617	$3,646	3,850	(6)%	(1)%
Less: Net income (loss) attributable to noncontrolling interests related to consolidated investment management funds	29	11	21
Fee and other revenue related to Shareowner Services (a)	(3)	—	54
Total revenue excluding fee and other revenue related to Shareowner Services – Non-GAAP	$3,591	$3,635	$3,775	(5)%	(1)%

(a)	The Shareowner Services business was sold on Dec. 31, 2011.

•

Assets under custody and administration amounted to a record $27.1 trillion at June 30, 2012, an increase of 3% compared with the prior year and 2% sequentially. The increases were driven by net new business, partially offset by lower equity market values. Assets under management amounted to $1.3 trillion at June 30, 2012, an increase of 2% compared with the prior year and a decrease of 1% sequentially. Year-over-year, net inflows were partially offset by lower equity market values. On a sequential basis, the decrease resulted from lower equity market values, partially offset by net inflows. Long-term inflows totaled $26 billion and short-term outflows totaled $14 billion. Long-term inflows benefited from fixed income and equity indexed products.

•

Investment services fees totaled $1.7 billion, a decrease of 5% year-over-year and an increase of 2% sequentially. The year-over-year decrease was primarily driven by the impact of the sale of the Shareowner Services business in the fourth quarter of 2011, lower Depositary Receipts revenue and higher money market fee waivers, partially offset by higher Clearing Services fees and net new business. Sequentially, the increase resulted from higher Depositary Receipts revenue, net new business, seasonally higher securities lending revenue and higher Clearing Services fees, partially offset by lower equity market values and transaction volumes.

•

Investment management and performance fees were $797 million, an increase of 2% year-over-year and 7% sequentially. Both increases were driven by higher performance fees. Excluding performance fees, investment management fees decreased 2% year-over-year and increased 2% sequentially. The decrease year-over-year was primarily due to lower equity market values, partially offset by net new business. Sequentially, the increase was primarily due to net new business and higher money market fees, partially offset by lower equity market values.

•

Foreign exchange and other trading revenue totaled $180 million compared with $222 million in the second quarter of 2011 and $191 million in the first quarter of 2012. In the second quarter of 2012, foreign exchange revenue totaled $157 million, a decrease of 15% year-over-year and an increase of 15% sequentially. The year-over-year decrease reflects lower volatility and volumes, while the sequential increase primarily resulted from higher volumes. Other trading revenue was $23 million in the second quarter of 2012 compared with $38 million in the second quarter of 2011 and $55 million in the first quarter of 2012. Both decreases were primarily driven by lower fixed income trading.

•

Investment and other income totaled $48 million compared with $145 million in the second quarter of 2011 and $139 million in the first quarter of 2012. The year-over-year decrease primarily resulted from lower asset-related gains and equity investment revenue. Sequentially, the decline primarily resulted from lower leasing gains, seed capital gains and equity investment revenue.

•

Net interest revenue and the net interest margin (FTE) were $734 million and 1.25% compared with $731 million and 1.41% in the second quarter of 2011 and $765 million and 1.32% in the first quarter of 2012. The year-over-year increase in net interest revenue was primarily driven by higher average client deposits, increased investment in high quality investment securities and higher loan levels, partially offset by narrower spreads and lower accretion. Compared with the first quarter of 2012, net interest revenue was adversely impacted by narrower spreads and lower accretion. Average noninterest-bearing client deposits increased $20 billion, or 46%, compared with 2Q11 and decreased $4 billion, or 6%, compared with 1Q12.

The year-over-year decrease in the net interest margin (FTE) was primarily driven by increased client deposits which were invested in lower-yielding assets reflecting the current market environment. The sequential decrease in the net interest margin (FTE) reflects the impact of narrower spreads and lower accretion.

The provision for credit losses was a credit of $19 million in the second quarter of 2012 primarily resulting from a decline in the expected loss related to a broker-dealer customer that previously filed for bankruptcy, as well as improvements in the mortgage portfolio. There was no provision in the second quarter of 2011 and a provision of $5 million in the first quarter of 2012.

Total noninterest expense

Reconciliation of noninterest expense				2Q12 vs.
(dollars in millions)	2Q12	1Q12	2Q11	2Q11	1Q12
Noninterest expense – GAAP	$3,047	$2,756	$2,816	8%	11%
Less: Amortization of intangible assets	97	96	108
M&I, litigation and restructuring charges	378	109	63
Noninterest expense related to Shareowner Services (a)	—	—	47
Total noninterest expense excluding amortization of intangible assets, M&I, litigation and restructuring charges and direct expense related to Shareowner Services – Non-GAAP	$2,572	$2,551	$2,598	(1)%	1%
(a)	Reflects direct expenses related to the Shareowner Services business sold on Dec. 31, 2011.

•

Total noninterest expense excluding amortization of intangible assets, M&I, litigation and restructuring charges and direct expenses related to Shareowner Services – Non-GAAP decreased 1% compared with the prior year period, reflecting the impact of our operational excellence initiatives, and increased 1% sequentially. Sequentially, noninterest expenses increased slightly primarily due to the costs of certain tax credits, higher business development expenses and a deposit levy imposed on Belgium banks, including our Belgium bank subsidiary, largely offset by lower staff expense.

The effective tax rate was 15.8% in the second quarter of 2012 and includes a reduction in the tax rate of approximately 9% related to the litigation charge. The operating tax rate – Non-GAAP in the second quarter of 2012 was 26.1% and includes an increased benefit of certain tax credits. The effective tax rate was 26.9% in the second quarter of 2011 and 28.7% in the first quarter of 2012. See “Supplemental information – Explanation of Non-GAAP financial measures” beginning on page 11 for additional information.

The unrealized pre-tax gain on our total investment securities portfolio was $1.4 billion at June 30, 2012 compared with $1.2 billion at March 31, 2012. The increase in the valuation of the investment securities portfolio primarily reflects a decline in market interest rates.

Capital ratios	June 30, 2012 (a)	March 31, 2012	June 30, 2011
Estimated Basel III Tier 1 common equity ratio (b)(c)	8.7%	N/A	N/A
Basel I Tier 1 common equity to risk-weighted assets ratio – Non-GAAP (c)	13.2	13.9%	12.6%
Basel I Tier 1 capital ratio	14.7	15.6	14.1
Basel I Total (Tier 1 plus Tier 2) capital ratio	16.4	17.5	16.7
Basel I leverage capital ratio	5.5	5.6	5.8
BNY Mellon shareholders’ equity to total assets ratio (d)	10.5	11.3	11.1
BNY Mellon common shareholders’ equity to total assets ratio (d)	10.3	11.3	11.1
Tangible common shareholders’ equity to tangible assets of operations ratio – Non-GAAP (d)	6.1	6.5	6.0
(a)	Preliminary.
(b)	The estimated Basel III Tier 1 common equity ratio at June 30, 2012 is based on the Notices of Proposed Rulemaking (“NPRs”) and final market risk rule released on June 7, 2012. The estimated Basel III Tier 1 common equity ratios of 7.6% at March 31, 2012 and 6.5% at June 30, 2011 were based on prior Basel III guidance and the proposed market risk rule.
(c)	See “Capital” on page 10 for a calculation of these ratios.
(d)	See “Supplemental information – Explanation of Non-GAAP financial measures” beginning on page 11 for a calculation of these ratios.

We generated $527 million of gross Basel I Tier 1 common equity in the second quarter of 2012.

Our estimated Basel III Tier 1 common equity ratio was 8.7% at June 30, 2012 based on the NPRs and final market risk rule. The increase in the ratio from 7.6% at March 31, 2012, which was calculated under prior Basel III guidance and the proposed market risk rule, was primarily due to the reduction in risk-weighted assets related to the treatment of sub-investment grade securities. This benefit was partially offset by the treatment of investment grade securitizations and financial institution exposure, as well as balance sheet growth in the second quarter.

Dividends – On July 18, 2012, The Bank of New York Mellon Corporation declared a quarterly common stock dividend of $0.13 per common share. This cash dividend is payable on Aug. 7, 2012 to shareholders of record as of the close of business on July 30, 2012. On July 18, 2012, The Bank of New York Mellon Corporation also declared a dividend for the period from June 20, 2012 through Sept. 19, 2012 of $1,000 per share on the Series A Noncumulative Perpetual Preferred Stock (liquidation preference of $100,000 per share) (“the Series A Preferred Stock”), payable on Sept. 20, 2012. All of the outstanding shares of the Series A Preferred Stock are owned by Mellon Capital IV, which will pass through the Sept. 20, 2012 dividend on the Series A Preferred Stock to the holders of record as of the close of business on Sept. 5, 2012 of its Normal Preferred Capital Securities.

BNY Mellon is a global financial services company focused on helping clients manage and service their financial assets, operating in 36 countries and serving more than 100 markets. BNY Mellon is a leading provider of financial services for institutions, corporations and high-net-worth individuals, offering superior investment management and investment services through a worldwide client-focused team. It has $27.1 trillion in assets under custody and administration and $1.3 trillion in assets under management, services $11.5 trillion in outstanding debt and processes global payments averaging $1.4 trillion per day. BNY Mellon is the corporate brand of The Bank of New York Mellon Corporation. Additional information is available on www.bnymellon.com or follow us on Twitter@BNYMellon.

Supplemental Financial Information

The Quarterly Earnings Review and Supplemental Financial Trends for The Bank of New York Mellon Corporation have been updated through June 30, 2012 and are available at www.bnymellon.com (Investor Relations – Financial Reports).

Conference Call Data

Gerald L. Hassell, chairman, president and chief executive officer and Thomas P. Gibbons, vice chairman and chief financial officer, along with other members of executive management from BNY Mellon, will host a conference call and simultaneous live audio webcast at 8:00 a.m. EDT on July 18, 2012. This conference call and audio webcast will include forward-looking statements and may include other material information.

Persons wishing to access the conference call and audio webcast may do so by dialing (888) 677-5383 (U.S.) and (773) 799-3611 (International), and using the passcode: Earnings, or by logging on to www.bnymellon.com. The Earnings Release, together with the Quarterly Earnings Review and Supplemental Financial Trends, will be available at www.bnymellon.com beginning at approximately 6:30 a.m. EDT on July 18, 2012. Replays of the conference call and audio webcast will be available beginning July 18, 2012 at approximately 2 p.m. EDT through Wednesday, Aug. 1, 2012 by dialing (866) 376-2451 (U.S.) or (203) 369- 0301 (International). The archived version of the conference call and audio webcast will also be available at www.bnymellon.com for the same time period.

THE BANK OF NEW YORK MELLON CORPORATION

Financial Highlights

	Quarter ended			Year-to-date
(dollar amounts in millions, except per common share amounts and unless otherwise noted)	June 30, 2012	March 31, 2012	June 30, 2011	June 30, 2012	June 30, 2011

Return on common equity (annualized) (a)	5.5%	7.4%	8.8%	6.4%	8.3%
Non-GAAP adjusted (a)	8.9%	8.9%	10.1%	8.9%	9.6%

Return on tangible common equity (annualized)
Non-GAAP (a)	15.7%	21.0%	26.3%	18.3%	25.3%
Non-GAAP adjusted (a)	22.4%	23.0%	27.6%	22.7%	26.6%

Fee revenue as a percentage of total revenue excluding net securities gains (losses)	78%	78%	79%	78%	78%

Annualized fee revenue per employee (based on average headcount) (in thousands)	$233	$233	$248	$233	$243

Percentage of non-U.S. revenue (b)	37%	37%	37%	37%	37%

Pre-tax operating margin (a)	16%	24%	27%	20%	26%
Non-GAAP adjusted (a)	29%	30%	31%	29%	30%

Net interest margin (FTE)	1.25%	1.32%	1.41%	1.28%	1.43%

Selected average balances
Interest-earning assets	$239,755	$236,331	$209,923	$238,042	$200,105
Assets of operations	$293,718	$289,900	$264,254	$291,808	$253,863
Total assets	$305,002	$301,344	$278,480	$303,172	$268,147
Interest-bearing deposits	$130,482	$125,438	$125,958	$127,959	$121,263
Noninterest-bearing deposits	$62,860	$66,613	$43,038	$64,737	$40,839
Preferred stock	$60	$—	$—	$30	$—
Total The Bank of New York Mellon Corporation common shareholders’ equity	$34,123	$33,718	$33,464	$33,920	$33,147

Average common shares and equivalents outstanding (in thousands):
Basic	1,181,350	1,193,931	1,230,406	1,187,649	1,232,232
Diluted	1,182,985	1,195,558	1,233,710	1,189,264	1,236,016

Period-end data
Market value of assets under management (in billions)	$1,299	$1,308	$1,274	$1,299	$1,274
Market value of assets under custody and administration (in trillions)	$27.1	$26.6	$26.3	$27.1	$26.3
Market value of cross-border assets (in trillions)	$9.9	$10.4	$10.1	$9.9	$10.1
Market value of securities on loan (in billions) (c)	$275	$265	$273	$275	$273

Full-time employees	48,200	47,800	48,900	48,200	48,900

Book value per common share – GAAP (a)	$28.81	$28.51	$27.46	$28.81	$27.46
Tangible book value per common share – Non-GAAP (a)	$11.47	$11.17	$10.28	$11.47	$10.28
Cash dividends per common share	$0.13	$0.13	$0.13	$0.26	$0.22
Common dividend payout ratio	33%	25%	22%	29%	20%
Closing common stock price per common share	$21.95	$24.13	$25.62	$21.95	$25.62
Market capitalization	$25,929	$28,780	$31,582	$25,929	$31,582

(a)	See “Supplemental information – Explanation of Non-GAAP financial measures” beginning on page 11 for a calculation of these ratios.
(b)	Includes fee revenue, net interest revenue and income (loss) from consolidated investment management funds, net of net income (loss) attributable to noncontrolling interests.
(c)	Represents the securities on loan managed by the Investment Services business.

THE BANK OF NEW YORK MELLON CORPORATION

Condensed Consolidated Income Statement

	Quarter ended			Year-to-date
(dollars in millions)	June 30, 2012	March 31, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Fee and other revenue
Investment services fees
Asset servicing	$950	$943	$973	$1,893	$1,890
Issuer services	275	251	365	526	716
Clearing services	309	303	292	612	584
Treasury services	134	136	134	270	268
Total investment services fees	1,668	1,633	1,764	3,301	3,458
Investment management and performance fees	797	745	779	1,542	1,543
Foreign exchange and other trading revenue	180	191	222	371	420
Distribution and servicing	46	46	49	92	102
Financing-related fees	37	44	49	81	92
Investment and other income	48	139	145	187	226
Total fee revenue	2,776	2,798	3,008	5,574	5,841
Net securities gains (losses)	50	40	48	90	53
Total fee and other revenue	2,826	2,838	3,056	5,664	5,894
Operations of consolidated investment management funds
Investment income	152	153	171	305	393
Interest of investment management fund note holders	95	110	108	205	220
Income (loss) from consolidated investment management funds	57	43	63	100	173
Net interest revenue
Interest revenue	875	912	887	1,787	1,735
Interest expense	141	147	156	288	306
Net interest revenue	734	765	731	1,499	1,429
Provision for credit losses	(19)	5	—	(14)	—
Net interest revenue after provision for credit losses	753	760	731	1,513	1,429
Noninterest expense
Staff	1,415	1,453	1,463	2,868	2,887
Professional, legal and other purchased services	309	299	301	608	584
Software and equipment	209	205	203	414	409
Net occupancy	141	147	161	288	314
Distribution and servicing	103	101	109	204	220
Sub-custodian	70	70	88	140	156
Business development	71	56	73	127	129
Other	254	220	247	474	476
Amortization of intangible assets	97	96	108	193	216
Merger and integration, litigation and restructuring charges	378	109	63	487	122
Total noninterest expense	3,047	2,756	2,816	5,803	5,513
Income
Income before income taxes	589	885	1,034	1,474	1,983
Provision for income taxes	93	254	277	347	556
Net income	496	631	757	1,127	1,427
Net (income) loss attributable to noncontrolling interests (includes $(29), $(11), $(21), $(40) and $(65) related to consolidated investment management funds, respectively)	(30)	(12)	(22)	(42)	(67)
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$466	$619	$735	$1,085	$1,360

THE BANK OF NEW YORK MELLON CORPORATION

Condensed Consolidated Income Statement - continued

Reconciliation of net income to the net income applicable to the common shareholders of The Bank of New York Mellon Corporation	Quarter ended			Year-to-date
(dollars in millions)	June 30, 2012	March 31, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Net income	$496	$631	$757	$1,127	$1,427
Net (income) loss attributable to noncontrolling interests	(30)	(12)	(22)	(42)	(67)
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	466	619	735	1,085	1,360
Less: Earnings allocated to participating securities	7	8	8	15	14
Change in the excess of redeemable value over the fair value of noncontrolling interests	1	(6)	—	(5)	6
Net income applicable to the common shareholders of The Bank of New York Mellon Corporation after required adjustments for the calculation of basic and diluted earnings per common share	$458	$617	$727	$1,075	$1,340

Earnings per common share applicable to the common shareholders of The Bank of New York Mellon Corporation	Quarter ended			Year-to-date
(dollars in millions)	June 30, 2012	March 31, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Basic	$0.39	$0.52	$0.59	$0.91	$1.09
Diluted	$0.39	$0.52	$0.59	$0.90	$1.08

Certain immaterial reclassifications have been made to prior periods to place them on a basis comparable with the current period presentation.

THE BANK OF NEW YORK MELLON CORPORATION

Consolidated Balance Sheet

(dollars in millions, except per share amounts)	June 30, 2012	March 31, 2012	Dec. 31, 2011
Assets
Cash and due from:
Banks	$4,522	$4,333	$4,175
Interest-bearing deposits with the Federal Reserve and other central banks	76,243	62,030	90,243
Interest-bearing deposits with banks	39,743	34,854	36,321
Federal funds sold and securities purchased under resale agreements	8,543	5,437	4,510
Securities:
Held-to-maturity (fair value of $8,869, $4,849, and $3,540)	8,794	4,819	3,521
Available-for-sale	84,540	83,374	78,467
Total securities	93,334	88,193	81,988
Trading assets	6,909	6,250	7,861
Loans	45,431	43,028	43,979
Allowance for loan losses	(362)	(386)	(394)
Net loans	45,069	42,642	43,585
Premises and equipment	1,711	1,715	1,681
Accrued interest receivable	628	599	660
Goodwill	17,909	18,002	17,904
Intangible assets	4,962	5,072	5,152
Other assets	19,755	19,433	19,839
Subtotal assets of operations	319,328	288,560	313,919
Assets of consolidated investment management funds, at fair value:
Trading assets	10,399	11,079	10,751
Other assets	556	530	596
Subtotal assets of consolidated investment management funds, at fair value	10,955	11,609	11,347
Total assets	$330,283	$300,169	$325,266
Liabilities
Deposits:
Noninterest-bearing (principally U.S. offices)	$76,933	$65,027	$95,335
Interest-bearing deposits in U.S. offices	49,956	38,608	41,231
Interest-bearing deposits in Non-U.S. offices	94,255	88,827	82,528
Total deposits	221,144	192,462	219,094
Federal funds purchased and securities sold under repurchase agreements	9,162	8,285	6,267
Trading liabilities	6,940	6,636	8,071
Payables to customers and broker-dealers	13,305	12,959	12,671
Commercial paper	1,564	1,070	10
Other borrowed funds	1,374	2,062	2,174
Accrued taxes and other expenses	5,969	5,819	6,235
Other liabilities (includes allowance for lending-related commitments of $105, $108 and $103)	6,114	5,383	6,525
Long-term debt	19,536	20,336	19,933
Subtotal liabilities of operations	285,108	255,012	280,980
Liabilities of consolidated investment management funds, at fair value:
Trading liabilities	9,752	10,290	10,053
Other liabilities	38	38	32
Subtotal liabilities of consolidated investment management funds, at fair value	9,790	10,328	10,085
Total liabilities	294,898	265,340	291,065
Temporary equity
Redeemable noncontrolling interests	130	120	114
Permanent equity
Preferred stock – par value $0.01 per share; authorized 100,000,000 shares; issued 5,001, – and – shares	500	—	—
Common stock – par value $0.01 per share; authorized 3,500,000,000 shares; issued 1,251,527,230, 1,250,564,475 and 1,249,061,305 shares	12	12	12
Additional paid-in capital	23,366	23,304	23,185
Retained earnings	13,588	13,277	12,812
Accumulated other comprehensive loss, net of tax	(1,280)	(1,229)	(1,627)
Less: Treasury stock of 70,229,278, 57,848,021 and 39,386,698 common shares, at cost	(1,653)	(1,364)	(965)
Total The Bank of New York Mellon Corporation shareholders’ equity	34,533	34,000	33,417
Non-redeemable noncontrolling interests of consolidated investment management funds	722	709	670
Total permanent equity	35,255	34,709	34,087
Total liabilities, temporary equity and permanent equity	$330,283	$300,169	$325,266

Capital

The following table presents our Basel I Tier 1 common equity generated.

Basel I Tier 1 common equity generation (dollars in millions)	2Q12	1Q12	2Q11
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$466	$619	$735
Add: Amortization of intangible assets, net of tax	61	61	68
Gross Basel I Tier 1 common equity generated	527	680	803
Less capital deployed:
Common stock dividends	156	158	163
Common stock repurchased	286	371	272
Total capital deployed	442	529	435
Add: Other	(53)	146	139
Net Basel I Tier 1 common equity generated	$32	$297	$507

The following table presents the calculation of our Basel I Tier 1 common equity ratio.

Calculation of Basel I Tier 1 common equity to risk-weighted assets ratio – Non-GAAP (dollars in millions)	June 30, 2012 (a)	March 31, 2012	June 30, 2011
Total Tier 1 capital – Basel I	$15,722	$15,695	$14,892
Less: Trust preferred securities	1,164	1,669	1,669
Preferred stock	500	—	—

Total Tier 1 common equity	$14,058	$14,026	$13,223

Total risk-weighted assets – Basel I	$106,790	$100,763	$105,316

Basel I Tier 1 common equity to risk-weighted assets ratio	13.2%	13.9%	12.6%
(a)	Preliminary.

The following table presents the calculation of our estimated Basel III Tier 1 common equity ratio on a fully-phased in basis.

Estimated Basel III Tier 1 common equity ratio (a) (dollars in millions)	June 30, 2012 (b)	March 31, 2012	June 30, 2011
Total Tier 1 capital – Basel I	$15,722	$15,695	$14,892
Less: Trust preferred securities	1,164	1,669	1,669
Preferred stock	500	—	—
Adjustments related to available-for-sale securities and pension liabilities included in accumulated other comprehensive income (c)	513	700	551
Adjustments related to equity method investments (c)	558	571	578
Deferred tax assets	46	—	—
Net pension fund assets (c)	43	100	542
Other	2	(2)	(4)
Total estimated Basel III Tier 1 common equity	$12,896	$12,657	$11,556

Total risk-weighted assets – Basel I	$106,790	$100,763	$105,316
Add: Adjustments (d)	41,467	65,997	71,965
Total estimated Basel III risk-weighted assets	$148,257	$166,760	$177,281
Estimated Basel III Tier 1 common equity ratio	8.7%	7.6%	6.5%
(a)	The estimated Basel III Tier 1 common equity ratio at June 30, 2012 is based on the NPRs and final market risk rule released on June 7, 2012. The estimated Basel III Tier 1 common equity ratios at March 31, 2012 and June 30, 2011 were based on our interpretation of prior Basel III guidance and the proposed market risk rule.
(b)	Preliminary.
(c)	The NPRs and prior Basel III guidance do not add back to capital the adjustment to other comprehensive income that Basel I makes for pension liabilities and available-for-sale securities. Also, under the NPRs and prior Basel III guidance, pension assets recorded on the balance sheet and adjustments related to equity method investments are a deduction from capital.
(d)	Primary differences between risk-weighted assets determined under Basel I compared with the NPRs and prior Basel III guidance include: the determination of credit risk under Basel I uses predetermined risk weights and asset classes, while the NPRs use an investment grade standard and internal risk models. Securitization exposure receives a higher risk-weighting under the NPRs and prior Basel III guidance than Basel I; also, the NPRs and prior Basel III guidance includes additional adjustments for operational risk, market risk, counterparty credit risk and equity exposures.

Supplemental information – Explanation of Non-GAAP financial measures

BNY Mellon has included in this Earnings Release certain Non-GAAP financial measures based upon tangible common shareholders’ equity. BNY Mellon believes that the return on tangible common equity measure, which excludes goodwill and intangible assets net of deferred tax liabilities, is a useful additional measure for investors because it presents a measure of BNY Mellon’s performance in reference to those assets which are productive in generating income. The tangible common shareholders’ equity ratio is expressed as a percentage of the actual book value of assets, as opposed to a percentage of a risk-based reduced value established in accordance with regulatory requirements, although BNY Mellon in its calculation has excluded certain assets which are given a zero percent risk-weighting for regulatory purposes. BNY Mellon has provided a measure of tangible book value per share, which it believes provides additional useful information as to the level of such assets in relation to shares of common stock outstanding.

BNY Mellon has presented revenue measures which exclude the effect of and noncontrolling interests related to consolidated investment management funds and other revenue related to the Shareowner Services business, which was sold on Dec. 31, 2011; and expense measures which exclude M&I expenses, litigation charges, restructuring charges, amortization of intangible assets and direct expenses related to the Shareowner Services business. Return on equity measures and operating margin measures, which exclude some or all of these items, are also presented. BNY Mellon believes that these measures are useful to investors because they permit a focus on period-to-period comparisons which relate to the ability of BNY Mellon to enhance revenues and limit expenses in circumstances where such matters are within BNY Mellon’s control. The excluded items in general relate to certain ongoing charges as a result of prior transactions or where we have incurred charges. M&I expenses primarily relate to the acquisitions of Global Investment Servicing on July 1, 2010 and BHF Asset Servicing GmbH on Aug. 2, 2010. M&I expenses generally continue for approximately three years after the transaction and can vary on a year-to-year basis depending on the stage of the integration. BNY Mellon believes that the exclusion of M&I expenses provides investors with a focus on BNY Mellon’s business as it would appear on a consolidated going-forward basis, after such M&I expenses have ceased. Future periods will not reflect such M&I expenses, and thus may be more easily compared with our current results if M&I expenses are excluded. Litigation charges represent accruals for loss contingencies that are both probable and reasonably estimable, but exclude standard business-related legal fees. Restructuring charges relate to our operational excellence initiatives and migrating positions to global delivery centers. Excluding these charges permits investors to view expense on a basis consistent with how management views the business. BNY Mellon also presents revenue and noninterest expense results relating to the Shareowner Services business so that an investor may compare those results with other periods, which do not include the Shareowner Services business.

In this Earnings Release, the net interest margin is presented on an FTE basis. We believe that this presentation provides comparability of amounts arising from both taxable and tax-exempt sources, and is consistent with industry practice. The adjustment to an FTE basis has no impact on net income.

Each of these measures as described above is used by management to monitor financial performance, both on a company-wide and business-level basis.

The following table presents a reconciliation of the tax rate from an effective rate to an operating rate for the second quarter of 2012.

Reconciliation of effective tax rate	2Q12
Effective tax rate – GAAP	15.8%
Tax reduction related to litigation charge	8.7
Other	1.6
Effective tax rate – Operating basis – Non-GAAP	26.1%

The following table presents investment management fees net of performance fees.

Investment management and performance fees				2Q12 vs.
(dollars in millions)	2Q12	1Q12	2Q11	2Q11	1Q12
Investment management and performance fees	$797	$745	$779	2%	7%
Less: Performance fees	54	16	18	N/M	N/M
Investment management fees	$743	$729	$761	(2)%	2%

The following table presents the calculation of the return on common equity and the return on tangible common equity.

Return on common equity and tangible common equity
(dollars in millions)	2Q12	1Q12	2Q11	YTD12	YTD11
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$466	$619	$735	$1,085	$1,360
Add: Amortization of intangible assets, net of tax	61	61	68	122	136
Net income applicable to common shareholders of The Bank of New York Mellon Corporation excluding amortization of intangible assets – Non-GAAP	527	680	803	1,207	1,496
Add: M&I, litigation and restructuring charges	225	65	41	290	75
Net income applicable to common shareholders of The Bank of New York Mellon Corporation excluding amortization of intangible assets and M&I, litigation and restructuring charges – Non-GAAP	$752	$745	$844	$1,497	$1,571

Average common shareholders’ equity	$34,123	$33,718	$33,464	$33,920	$33,147
Less: Average goodwill	17,941	17,962	18,193	17,951	18,157
Average intangible assets	5,024	5,121	5,547	5,073	5,605
Add: Deferred tax liability – tax deductible goodwill	982	972	895	982	895
Deferred tax liability – non-tax deductible intangible assets	1,400	1,428	1,630	1,400	1,630
Average tangible common shareholders’ equity – Non-GAAP	$13,540	$13,035	$12,249	$13,278	$11,910

Return on common equity – GAAP (a)	5.5%	7.4%	8.8%	6.4%	8.3%
Return on common equity excluding amortization of intangible assets and M&I, litigation and restructuring charges – Non-GAAP (a)	8.9%	8.9%	10.1%	8.9%	9.6%
Return on tangible common equity – Non-GAAP (a)	15.7%	21.0%	26.3%	18.3%	25.3%
Return on tangible common equity excluding M&I, litigation and restructuring charges – Non-GAAP (a)	22.4%	23.0%	27.6%	22.7%	26.6%
(a)	Annualized.

The following table presents the calculation of the equity to assets ratio and book value per common share.

Equity to assets and book value per common share (dollars in millions, unless otherwise noted)	June 30, 2012	March 31, 2012	June 30, 2011
BNY Mellon shareholders’ equity at period end – GAAP	$34,533	$34,000	$33,851
Less: Preferred stock	500	—	—
BNY Mellon common shareholders’ equity at period end – GAAP	34,033	34,000	33,851
Less: Goodwill	17,909	18,002	18,191
Intangible assets	4,962	5,072	5,514
Add: Deferred tax liability – tax deductible goodwill	982	972	895
Deferred tax liability – non-tax deductible intangible assets	1,400	1,428	1,630
Tangible BNY Mellon common shareholders’ equity at period end – Non-GAAP	$13,544	$13,326	$12,671

Total assets at period end – GAAP	$330,283	$300,169	$304,706
Less: Assets of consolidated investment management funds	10,955	11,609	13,533
Subtotal assets of operations – Non-GAAP	319,328	288,560	291,173
Less: Goodwill	17,909	18,002	18,191
Intangible assets	4,962	5,072	5,514
Cash on deposit with the Federal Reserve and other central banks (a)	72,838	61,992	56,478
Tangible total assets of operations at period end – Non-GAAP	$223,619	$203,494	$210,990

BNY Mellon shareholders’ equity to total assets – GAAP	10.5%	11.3%	11.1%
BNY Mellon common shareholders’ equity to total assets – GAAP	10.3%	11.3%	11.1%
Tangible BNY Mellon common shareholders’ equity to tangible assets of operations – Non-GAAP	6.1%	6.5%	6.0%

Period-end common shares outstanding (in thousands)	1,181,298	1,192,716	1,232,691

Book value per common share	$28.81	$28.51	$27.46
Tangible book value per common share – Non-GAAP	$11.47	$11.17	$10.28
(a)	Assigned a zero percent risk weighting by the regulators.

The following table presents the calculation of the pre-tax operating margin ratio.

Pre-tax operating margin (dollars in millions)	2Q12	1Q12	2Q11	YTD12	YTD11
Income before income taxes – GAAP	$589	$885	$1,034	$1,474	$1,983
Less: Net income (loss) attributable to noncontrolling interests of consolidated investment management funds	29	11	21	40	65
Add: Amortization of intangible assets	97	96	108	193	216
M&I, litigation and restructuring charges	378	109	63	487	122
Income before income taxes excluding net income (loss) attributable to noncontrolling interests of consolidated investment management funds, amortization of intangible assets and M&I, litigation and restructuring charges – Non-GAAP	$1,035	$1,079	$1,184	$2,114	$2,256

Fee and other revenue – GAAP	$2,826	$2,838	$3,056	$5,664	$5,894
Income from consolidated investment management funds – GAAP	57	43	63	100	173
Net interest revenue – GAAP	734	765	731	1,499	1,429
Total revenue – GAAP	3,617	3,646	3,850	7,263	7,496
Less: Net income (loss) attributable to noncontrolling interests of consolidated investment management funds	29	11	21	40	65
Total revenue excluding net income (loss) attributable to noncontrolling interests of consolidated investment management funds – Non-GAAP	$3,588	$3,635	$3,829	$7,223	$7,431

Pre-tax operating margin (a)	16%	24%	27%	20%	26%
Pre-tax operating margin excluding net income (loss) attributable to noncontrolling interests of consolidated investment management funds, amortization of intangible assets and M&I, litigation and restructuring charges – Non-GAAP (a)	29%	30%	31%	29%	30%
(a)	Income before taxes divided by total revenue.

Cautionary Statement

The information presented in this Earnings Release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including statements made regarding our estimated capital ratios and our ability to continue to grow investment management and investment services fees, grow in the future, deliver the full breadth of our global capabilities, provide flexibility for ongoing investment and return capital to shareholders. These statements, which may be expressed in a variety of ways, include the use of future or present tense language. These statements and other forward-looking statements contained in other public disclosures of BNY Mellon which make reference to the cautionary factors described in this Earnings Release, are based upon current beliefs and expectations and are subject to significant risks and uncertainties (some of which are beyond BNY Mellon’s control). Factors that could cause BNY Mellon’s results to differ materially from those described in the forward-looking statements can be found in the risk factors set forth in BNY Mellon’s Annual Report on Form 10-K for the year ended Dec. 31, 2011 and its other filings with the Securities and Exchange Commission. All forward-looking statements in this Earnings Release speak only as of July 18, 2012 and BNY Mellon undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.